UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2004

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

2200 Northern Boulevard, East Hills, NY		11548
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  Costs Associated with Exit or Disposal Activities.

(a)	On November 16, 2004, the senior worldwide management of Pall Corporation (“Pall” or the “Company”) concluded meetings to implement a proposed plan of business integration (the “Plan”), as previously reported in the Company’s Form 10-K for the fiscal year ended July 31, 2004. The Plan is organized around three businesses: (1) Life Sciences, comprising the Company’s Medical and BioPharmaceuticals segments; (2) Aeropower, comprising the Company’s Aerospace segment and the Machinery & Equipment portion of the current General Industrial segment; and (3) Process Technologies, comprising General Industrial’s Food & Beverage, Fuels & Chemicals, Power Generation and Municipal Water divisions, and the Microelectronics segment.

(b)	At this time, Pall is unable in good faith to estimate the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with the Plan.

(c)	At this time, Pall is unable in good faith to estimate the total amount or range of amounts expected to be incurred in connection with the Plan.

(d)	At this time, Pall is unable in good faith to estimate the total amount or range of amounts of the charge that will result in future cash expenditures.

The Company will amend this report to provide the estimates required by paragraphs (b), (c) and (d) above once the Company is able to make a determination of such estimate or range of estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation

/s/ Lisa McDermott
November 22, 2004	Lisa McDermott
Vice President – Finance
Chief Accounting Officer

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